Exhibit 10.9

ESCROW AGREEMENT

This ESCROW AGREEMENT, dated as of September 30, 2010 (“Agreement”), is made and entered into by and among Rubicon Financial Incorporated, a Delaware corporation (“Rubicon”), Todd Torneo, an individual (“Torneo”), and DeMint Law, PLLC, a Nevada professional limited liability company (the “Escrow Agent”).

WITNESSETH:

WHEREAS, on September 30, 2010, Torneo, Rubicon, Rubicon Financial Insurance Services, Inc., a California corporation and wholly-owned subsidiary of Rubicon (“Rubicon Sub”), and Torneo entered into a Subsidiary Purchase Agreement (the “Purchase Agreement”);

WHEREAS, pursuant to the terms of the Purchase Agreement, the consideration to be paid to Rubicon consists of shares of Rubicon’s common stock, par value $0.001 per share (“Rubicon Stock”);

WHEREAS, pursuant to Section 6.03 of the Purchase Agreement, Rubicon, Rubicon Sub and Torneo have agreed that Torneo shall deposit 100,000 shares of Rubicon Stock in escrow with the Escrow Agent in order to secure the payment of any claims giving rise to indemnification by the Torneo under the Purchase Agreement; and

WHEREAS, capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the promises contained herein, the parties, intending legally to be bound, agree as follows:

SECTION 1
ESCROWED SHARES

1.1      Delivery; Shares. Torneo shall cause to be delivered to and deposited with the Escrow Agent (the “Deposit”) concurrently with the execution hereof 100,000 shares of Rubicon Stock by delivery of a certificate representing such shares of Rubicon Stock registered in the name of Todd Torneo, and fully endorsed for transfer including medallion signature guaranty, for the benefit of Rubicon, (the “Escrowed Shares”). The Escrow Agent shall hold the Escrowed Shares pursuant to the terms of this Agreement.

1.2      Receipt. The Escrow Agent hereby: (i) accepts delivery of the Escrowed Shares and holds, and agrees to hold, the Escrowed Shares in escrow as a fund available to secure the indemnification obligations owed by Torneo to Rubicon pursuant to Section 6.03 of the Purchase Agreement, and (ii) agrees to hold and disburse the Escrowed Shares in accordance with the terms and conditions of this Agreement.

1.3      Voting; Investment; Income. The right to vote the Escrowed Shares shall be exercised by or as directed by Torneo, and the Escrow Agent shall have no rights or responsibilities with respect to voting the Escrowed Shares nor any ownership interest therein. The Escrowed Shares shall be held by the Escrow Agent for the benefit of Rubicon subject to the terms and conditions of this Agreement and none of the Escrowed Shares shall be sold during the term of this Agreement. Any dividends or other distributions declared and paid upon the Escrowed Shares (collectively, “Earnings”) shall be paid to the Escrow Agent and shall be held by the Escrow Agent for the benefit of Torneo but shall not constitute Escrowed Shares and shall not be used to satisfy any indemnification claims. Any cash amounts received by the Escrow Agent pursuant to this Section 1.3 shall be deposited in a non-interest bearing account. All Earnings shall be released on the Release Date (as defined in Section 2.2 hereof) to Torneo. Any federal, state or local income taxes imposed upon or asserted against the Earnings shall be the responsibility of and shall be paid by Torneo.

SECTION 2
PROCEDURES FOR DISBURSEMENT OF ESCROWED SHARES

2.1      Claims Procedure For Escrowed Shares. The following procedures shall govern the application of the Escrowed Shares to satisfy any claims by Rubicon which may be brought pursuant to Section 8.2 of the Purchase Agreement:

(a)      Rubicon shall give written notice to Torneo and the Escrow Agent of any claim for indemnity pursuant to the Purchase Agreement that could constitute a claim against the Escrowed Shares (a “Rubicon Claim”). The written notice shall specify (i) the factual basis for such claim, (ii) the amount of claim and the number of Escrowed Shares to be released, based on the valuation set forth below, and (iii) that Rubicon has given a copy of such notice to Torneo. No notice may be given under this Section 2.1(a) after the Release Date (as defined in Section 2.2). The value of each Escrowed Share to be used to satisfy any claim shall be deemed to be equal to the greater of (x) the average closing price of Rubicon Stock as reported by Yahoo Finance for the five (5) trading days ending two (2) business days prior to the date of the Rubicon Claim and (y) $0.33 per share. The Escrow Agent shall have no duty with respect to establishing or confirming any valuation set forth in any such notice.

(b)      Following receipt of a Rubicon Claim in accordance with Section 2.1(a), Torneo shall have 10 days from the date the Escrow Agent receives the Rubicon Claim to make such investigation of the claim as Torneo deem necessary or desirable. For purposes of such investigation, Rubicon shall, upon request, make available to Torneo all the material information relied upon by Rubicon to substantiate the Rubicon Claim. If Torneo disagree with the validity or amount of all or a portion of a Rubicon Claim, Torneo shall deliver to Rubicon and the Escrow Agent a written notice thereof (the “Dispute Notice”), at or prior to the expiration of the 10-day period. If Rubicon and Torneo agree not later than 10 days following the date of Escrow Agent’s receipt of such Dispute Notice (or any mutually agreed upon extension thereof) to the validity and amount of such disputed claim, they shall promptly give the Escrow Agent joint instructions in writing of the amount of the Escrowed Shares agreed upon by Rubicon and Torneo as shall be necessary to satisfy such Rubicon Claim, valued in accordance with Section 2.1(a) above, and the instructions for payment of such Escrowed Shares. If Rubicon and Torneo do not agree prior to the expiration of said 10-day period (or any mutually agreed upon extension thereof), the matter shall be resolved as provided for in Section 3.1 hereof, and, except as provided in Section 3.1 regarding release of any undisputed amounts, the Escrow Agent shall continue to hold the Escrowed Shares until it receives a final and nonappealable order of a court of competent jurisdiction or joint written instructions from Torneo and Rubicon in accordance with Section 3.1. If no Dispute Notice is received by Escrow Agent within the 10-day period described above, the Rubicon Claim shall be deemed approved by Torneo, and the Escrow Agent shall disburse the Escrowed Shares in accordance with subsection (c) below.

(c)      Upon resolution of any Rubicon Claim hereunder requiring the delivery of Escrowed Shares to Rubicon, the Escrow Agent shall deliver: (1) Escrowed Shares (based upon the valuation described in Section 2.1(a) hereof) (the “Tendered Escrow Shares”) equal to the amount of the Rubicon Claim, together with corresponding stock powers duly executed in blank, to Rubicon. The Escrow Agent shall concurrently distribute to Torneo any Earnings held by the Escrow Agent with respect to such Tendered Escrow Shares, it being acknowledged that such Earnings shall not be applied towards the satisfaction of a Rubicon Claim.

2.2      Final Release of Escrowed Shares. On the date that is three (3) years after the date of this Agreement (the “Release Date”), if no Rubicon Claim for indemnification has been asserted and is unresolved, the Escrow Agent shall deliver to Torneo all Earnings held by the Escrow Agent related to the Escrowed Shares, by wire transfer of immediately available funds, bank check or certified check or by other means mutually acceptable to Torneo and the Escrow Agent. On the Release Date, if no Rubicon Claim for indemnification has been asserted and is unresolved, the Escrow Agent shall deliver the certificate representing the remaining Escrowed Shares to Torneo. If on the Release Date, a Rubicon Claim for which written notice was previously delivered remains unresolved, the Escrow Agent shall retain from the Escrowed Shares a number of Escrowed Shares (based upon the valuation provided by Rubicon in Section 2.1(a) hereof) equal to the amount of the Rubicon Claim, and shall remit all Earnings to Torneo and shall remit the Escrowed Shares to Torneo. Upon resolution of all outstanding Rubicon Claims after the Release Date, the Escrow Agent shall promptly deliver, upon the instructions of Torneo, the remaining balance of the Escrowed Shares. If necessary in order to effect the foregoing transfer, the Escrow Agent shall deliver to Rubicon the certificate representing the Escrowed Shares in exchange for a new certificate representing the number of Escrowed Shares to be retained in escrow and stock certificates to be issued by Rubicon’s transfer agent to Torneo for the number of Escrowed Shares to be released from escrow.

2.3      Allocation of Escrowed Shares to Satisfy Rubicon Claims. For purposes of this Section 2, each Rubicon Claim shall be satisfied from the Escrowed Shares by taking Escrowed Shares in a value set forth above. The parties hereto acknowledge and agree that the obligation to allocate Escrowed Shares to satisfy Rubicon Claims shall be borne solely by Rubicon and Torneo and that the Escrow Agent shall have no duty to determine such allocation.

SECTION 3
PROCEDURES FOR DISBURSEMENT OF ESCROWED SHARES

3.1      Dispute. In the event of any disagreement between Rubicon and Torneo with respect to disbursement of any portion of the Escrowed Shares which arises out of any Rubicon Claim, the Escrow Agent shall not comply with any claims or demands of Rubicon or Torneo pertaining to such disagreement as long as such disagreement shall continue, and the Escrow Agent shall not deliver or otherwise dispose of any portion of the Escrowed Shares until it has received either (i) a certified copy of an order of a court of competent jurisdiction resolving such dispute and directing disposition of such property or (ii) joint written instructions signed by Torneo and Rubicon. Notwithstanding the foregoing, if Torneo does not dispute all or portion of a Rubicon Claim pursuant to Section 2.1(b), that portion of the Escrowed Shares equal to the undisputed portion of such Rubicon Claim shall be released to Rubicon.

3.2      Joint Instructions. The Escrow Agent shall disburse all or any portion of the Escrowed Shares in accordance with joint written instructions from Rubicon and Torneo.

3.3      Interpleader. Notwithstanding anything to the contrary in this Agreement:

(a)      The Escrow Agent may at any time deposit the Escrowed Shares then held by it, with the clerk of any court of competent jurisdiction upon commencement of an action in the nature of interpleader or in the course of court proceedings relating to the Escrowed Shares.

(b)      If at any time the Escrow Agent receives a final nonappealable order of a court of competent jurisdiction, or joint written instructions signed by Torneo and Rubicon, directing delivery of the Escrowed Shares, the Escrow Agent shall comply with such order or instructions.

3.4      Liability of Torneo. Solely as between the parties hereto other than the Escrow Agent, Section 6.02 of the Purchase Agreement shall be controlling for all purposes of determining any indemnification liability of Torneo to Rubicon. If any such provision of the Purchase Agreement is inconsistent with any provision hereof, the Purchase Agreement shall be controlling as between Torneo and Rubicon.

SECTION 4
ESCROW AGENT

4.1      Appointment. Rubicon and Torneo hereby appoint the Escrow Agent to serve hereunder, and the Escrow Agent hereby accepts such appointment and agrees to perform all duties expressly set forth in this Agreement.

4.2      Compensation. The Escrow Agent shall be paid a fee of $500 in connection with the performance of its services hereunder. The Escrow Agent shall be entitled to reimbursement for any costs and expenses it incurs in performing its services hereunder, and one-half of such compensation shall be paid by Rubicon and one-half of such compensation shall be paid by Torneo.

4.3      Indemnification. Rubicon shall indemnify and save harmless the Escrow Agent and each of its officers, directors, members, agents and employees from and against any and all losses and liabilities, including all expenses reasonably incurred in its defense and all costs and expenses reasonably incurred in enforcing its right to indemnification hereunder, to which the Escrow Agent or such persons shall be subject directly or indirectly by reason of this Agreement or any action taken or omitted to be taken or any investment or disbursement of any part of the Escrowed Shares, except as may result from the Escrow Agent’s fraud, gross negligence, bad faith or willful misconduct. This Section 4.3 shall survive the removal or resignation of the Escrow Agent. As between Rubicon and Torneo, the cost and expenses incurred in satisfying this right of indemnification shall be paid one-half by Rubicon and one-half by Torneo, provided, however, that Torneo’s maximum liability shall be the Escrowed Shares. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent and shall survive the termination of this Agreement.

4.4      Resignation. The Escrow Agent may resign at any time upon giving Rubicon and Torneo thirty (30) days’ prior written notice; provided, however, that no such resignation shall be effective until a successor escrow agent shall have been appointed by Rubicon and Torneo and shall have accepted such appointment in writing. If the Escrow Agent shall not have received such a written instrument of acceptance from a successor Escrow Agent within thirty (30) days of the giving of its notice of resignation, the Escrow Agent shall be entitled, at Rubicon’s and Torneo’s expense shared equally, to petition a court of competent jurisdiction for the appointment of a successor escrow agent or deposit the Escrowed Shares into the registry of a court of competent jurisdiction and thereupon be discharged from all further duties as Escrow Agent hereunder.

SECTION 5
LIABILITIES OF ESCROW AGENT

5.1      Limitations. The Escrow Agent undertakes to perform only such duties as are expressly set forth in this Agreement. The Escrow Agent shall have no liability except as expressly set forth herein or in connection with the performance of such duties as are expressly set forth herein. The Escrow Agent may consult with legal counsel (of its choice) regarding any of its duties or obligations hereunder. The Escrow Agent shall have no liability with respect to actions taken pursuant to the advice of legal counsel provided in good faith or in accordance with any written instructions received by it in accordance with the terms of this Agreement. The Escrow Agent’s duties hereunder shall be determined only by reference to this Agreement and applicable laws, and the Escrow Agent shall not be charged with any duties or responsibilities pursuant to any other document or agreement and shall have no duty under, or be required to take notice of, another agreement between the parties hereto, including but not limited to the Purchase Agreement.

5.2      Compliance With Court Orders. Subject to Section 3.1 hereof, if any property held by the Escrow Agent hereunder is at any time attached, garnished or levied upon pursuant to any court order, or if the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court or if any court of competent jurisdiction shall enter any judgment or decree affecting such property or any part thereof, the Escrow Agent is hereby authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which the Escrow Agent is advised by legal counsel (of its choice) is binding upon it. If the Escrow Agent complies with any such order, writ, judgment or decree in accordance with the terms hereof, the Escrow Agent shall have no liability to Rubicon or Torneo or to any other person, firm or corporation by reason of such compliance, even if such order, writ, judgment or decree is subsequently reversed, modified, annulled, set aside or vacated.

SECTION 6
TERMINATION

6.1      Termination. This Agreement shall be terminated upon the earliest to occur of (a) disbursement or release of the entire amount of the Escrowed Shares by the Escrow Agent in accordance with the terms hereof, (b) written consent signed by Rubicon and Torneo, or (c) payment of the entire amount of the Escrowed Shares held hereunder into a court of competent jurisdiction in accordance with Section 3.2(a).

SECTION 7
OTHER PROVISIONS

7.1      Notices. Any notice, demand or request required or permitted to be given under the provisions of this Agreement shall be in writing and shall be deemed to have been duly delivered on (i) the date of personal delivery, (ii) the date of the receipt of the appropriate printed confirmation, if sent by facsimile transmission or (iii) upon receipt, if mailed by registered or certified mail, postage prepaid and return receipt requested. Any such notices shall be sent to the following addresses, or to such other address as any party may request in a notice delivered in accordance with this Section 7.1 to the other parties hereto:

(a)    If to Torneo:

Todd Torneo

Telephone No.:
 Fax No.:

(b)    If to Rubicon:

Rubicon Financial Incorporated
18872 MacArthur Boulevard
First Floor
Irvine, CA 92612
Telephone No.:  (949) 798-7220
Fax No.: (949) 798-0420

(c)    If to the Escrow Agent:

DeMint Law, PLLC
3753 Howard Hughes Pkwy
Second Floor, Suite 314
Las Vegas, NV 89169
Attn:  Anthony N. DeMint, Esq.
Telephone No.: (702) 586-6436
Fax No.: (702) 442-7995

7.2      Benefit and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; except that if a successor Escrow Agent is appointed pursuant to Section 4.4 hereof, the Escrow Agent shall assign its rights, interests and obligations hereunder to such successor. Any corporation into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Escrow Agent in its individual capacity may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

7.3      Entire Agreement; Amendment. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof. This Agreement may be amended only by a written instrument signed by Torneo, Rubicon and the Escrow Agent.

7.4      Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be determined by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof, or the application thereof to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by applicable law.

7.5      Headings. The headings of the sections and subsections of this Agreement are for ease of reference only and do not evidence the intentions of the parties.

7.6      Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to its internal conflict of law provisions. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE ESCROWED SHARES OR ANY OTHER AGREEMENT OR TRANSACTION CONTEMPLATED HEREBY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEVADA OR OF APPLICABLE FEDERAL COURTS IN THE STATE OF NEVADA AND HEREBY EXPRESSLY SUBMITS TO THE EXCLUSIVE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS FOR THE PURPOSES THEREOF AND EXPRESSLY WAIVES ANY CLAIM OF IMPROPER VENUE AND ANY CLAIM THAT SUCH COURTS ARE AN INCONVENIENT FORUM. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SECTION 7.1, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING.

7.7      Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if the signatures on all counterparts were on the same instrument.

(THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.)

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

RUBICON:
                                RUBICON FINANCIAL INCORPORATED

                                By: /s/ Joseph Mangiapane, Jr.
 Joseph Mangiapane, Jr., CEO

                                TORNEO:

By: /s/ Todd Torneo
 Todd Torneo

                                ESCROW AGENT:
                                DEMINT LAW, PLLC

                                By: /s/ Anthony N. DeMint
                                       Anthony N. DeMint, Managing Member